EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated May 16, 2002, accompanying the consolidated financial statements and financial statement schedule in the Annual Report of CorVel Corporation on Form 10-K for the year ended March 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of CorVel Corporation on Form S-8 (File Nos. 33-42554, 33-48186, and 33-42424).

/s/ GRANT THORNTON LLP

Portland, Oregon
June 26, 2002

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